UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51133	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On October 31, 2006, MediciNova, Inc. (the “Company”) and Meiji Seika Kaisha, Ltd. (“Meiji Seika”) entered into two License Agreements (the “License Agreements”) whereby the Company acquired licenses for two novel small molecule cardiovascular agents from Meiji Seika. The License Agreements provide the Company with licenses for global markets, with the exception of Japan and other selected Asian countries. The License Agreements are filed as exhibits to this Current Report.

Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on October 31, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	License Agreement, dated as of October 31, 2006, by and between MediciNova, Inc. and Meiji Seika Kaisha, Ltd.

10.2*	License Agreement, dated as of October 31, 2006, by and between MediciNova, Inc. and Meiji Seika Kaisha, Ltd.

99.1	Press Release issued October 31, 2006

*	Certain confidential portions of these exhibits were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. These exhibits have been filed separately with the Securities and Exchange Commission without redactions in connection with MediciNova’s confidential treatment request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2006.

MEDICINOVA, INC.

By:	/s/ Shintaro Asako
Shintaro Asako
Vice President, Accounting and Administration

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EXHIBIT INDEX

Exhibit No.	Description
10.1*	License Agreement, dated as of October 31, 2006, by and between MediciNova, Inc. and Meiji Seika Kaisha, Ltd.

10.2*	License Agreement, dated as of October 31, 2006, by and between MediciNova, Inc. and Meiji Seika Kaisha, Ltd.

99.1	Press Release issued October 31, 2006

*	Certain confidential portions of these exhibits were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. These exhibits have been filed separately with the Securities and Exchange Commission without redactions in connection with MediciNova’s confidential treatment request.

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